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                                                               Exhibit 23.2

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 2000 included in the Annual Report on Form 10-KSB of Wattage Monitor, Inc. for the year ended December 31, 1999, and to all references to our firm included in this registration statement on Form S-3.


GRANT THORNTON LLP


Reno, Nevada
November 28, 2000